Exhibit 99.1

Michael McConnell
Chief Financial Officer and Treasurer
503-469-4652
mmcconnell@digimarc.com

Leslie Constans
Digimarc Public Relations
503-469-4620
lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Reports Significant Improvement in Financial
Performance in its Third Quarter Results

Company reports $4.6 million in Adjusted EBITDA and first quarterly profit since third quarter of 2003 on $26.7 million in revenues

Beaverton, Ore. — Nov. 3, 2006 — Digimarc Corporation (NASDAQ: DMRC) today announced significantly improved financial results for the quarter ended September 30, 2006, on both a sequential and year-to-year basis. Third quarter results marked the Company’s first profitable quarter since the third quarter of 2003, and demonstrated the progress the Company has made in improving internal business processes and right-sizing its workforce.

Third quarter consolidated revenues were relatively unchanged from the same period last year at $26.7 million. However, net income improved $4.4 million from a net loss of $(4.2) million in 2005 to net income of $0.2 million in 2006, improving diluted earnings per share from $(0.21) to $0.01. The primary contributor to the improvement in earnings was 27% lower operating expenses compared to the third quarter of 2005.

Adjusted EBITDA (“earnings before interest, taxes, depreciation, amortization and non-cash stock compensation”) improved by more than $3 million, to $4.6 million from $1.2 million in the corresponding quarter of 2005.  Digimarc calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation. The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

Third quarter was a banner quarter in bookings, too, as the estimated value of bookings exceeded $57 million, driving the Company’s backlog at September 30, 2006 to $255 million.  Year-to-date bookings as of the date of this release have surpassed $100 million.

“The third quarter results are a dramatic testimony to the progress that we have made in internal business processes and right-sizing of our workforce. The results include a record Adjusted EBITDA, our first profitable quarter since our third quarter of 2003, a positive change in total cash of $1 million, and an increase in backlog to over $255 million,” said Bruce Davis, Chairman and CEO, Digimarc. “This quarter’s performance was a big step forward on the road to sustained profitable growth that we are focused on delivering as the leading supplier of government-issued citizen credentials in North America and acknowledged pioneer in the exciting field of digital watermarking.”

Digimarc calculates total cash by adding cash and cash equivalents, short-term investments and restricted cash.  The reconciliation of total cash to the comparable GAAP financial measure is included at the end of this release.

Third quarter business highlights

•                  New secure ID contracts or extensions totaling more than $57 million.

•                  Revenue backlog grows to $255 million.

•                  Expansion of driver license authentication capabilities by the Nebraska Department of Motor Vehicles, following the successful pilot demonstrating the value of digital watermarking in the fight against fake IDs.

•                  Introduction of the new Digimarc Document Inspector product to improve inspection of driver licenses by ID issuers, border crossing agents, retailers and others.

•                  Introduction of the next generation Digimarc Biometric Identification solution and early successes in use by the Massachusetts Registry of Motor Vehicles and other States to stop driver license fraud, identity theft and related crimes.

•                  Demonstration and testimony at a U.S. Senate Finance Committee hearing of Digimarc’s solutions for reading digital watermarking and other security features found in tens of millions of U.S. driver licenses that could be used to enhance U.S. border security.

•                  Continued momentum and adoption for digital watermarking solutions from Digimarc business partners and licensees in the areas of digital cinema and broadcast monitoring.

•                  Formation of the Digital Watermarking Alliance, consisting of 12 digital watermarking technology and solution providers who are committed to working together to expand the market and accelerate adoption.

•                  New developments for the Digimarc Mobile program, including a new pilot in Japan and a new U.S. partner to bring the benefits of digital watermarking-based mobile print-to-web linking capabilities to camera phone users.

•                  The U.S. District Court of Oregon’s grant of motions to dismiss the two remaining securities lawsuits against Digimarc and certain of its current and former executive officers.

Early fourth quarter business highlights

•                  Sales bookings pass $100 million mark for the year.

•                  New contract with the Iowa Department of Transportation for implementation of a facial recognition-based biometrics system to deter driver license fraud.

•                  Announcement of new smart card driver license option to support States with driver license upgrades in anticipation of new Federal standards for IDs used in crossing Canadian and Mexican borders.

•                  Issuance of a new Digimarc patent (U.S. Patent No. 7,095,871) that proposes a solution for identifying copyrighted content in social networks and peer-to-peer (P2P) environments.

•                  U.S. Department of Defense funding for second phase of a project that enables the Army Night Vision Electronic Sensor Directorate to use digital watermarking for more effective identification and management of video-based military intelligence.

2006 Financial Guidance

Digimarc is updating its financial guidance as follows.  In the fourth quarter, the Company expects:

•                  Revenues in the range of $25.5 million to $26.5 million, up 2% to 6% from the prior year.

•                  Gross margin in the range of 37%-39%.

•                  Operating expenses approximately $600,000 to $800,000 higher than in the previous quarter primarily reflecting normal year-end increases in audit and Sarbanes-Oxley-related expenses and to a lesser extent, timing of certain expenditures in the sales, marketing and R&D areas.

•                  EPS in the range of a loss of ($0.01) to ($0.05) compared to a $.01 profit in the third quarter due to seasonally lower revenues in conjunction with the increases in fourth quarter expenses noted above.

•                  Adjusted EBITDA of $3.3 million to $4.1 million.

•                  Capital expenditures in the range of $3 million to $4 million compared to $3.5 million in the third quarter.

For the full year, the Company expects:

•                  Revenues in the range of $105 million to $106 million.

•                  EPS in the range of ($0.54) to ($0.57), cutting in half the ($1.13) loss in 2005.

•                  Adjusted EBITDA in the range of $5.6 million and $6.4 million compared to a deficit of ($3.4) million for 2005.

•                  Capital expenditures in the range of $10 million to $11 million, well below last year’s $16 million level.

•                  Backlog in the range of $235 million and $245 million compared to approximately $230 million at the end of last year.

Conference Call

Digimarc will hold its third quarter 2006 earnings conference call on Friday, Nov. 3 2006, at 8 a.m. Pacific / 11 a.m. Eastern. The call will be open to the general public and the media, and will be broadcast live by Web cast at www.digimarc.com and www.earnings.com. At Digimarc’s Web address, the call will be available by clicking on the “Q3 2006 Earnings Release Conference Call” icon on the “Investor Relations Events” page.  This Web cast will also be available for later listening at both sites for two weeks following the live call.  Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investor/events.asp.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 285 issued U.S. patents with more than 5,000 claims, and more than 500 pending patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the Company’s ability to achieve sustainable, profitable growth, the momentum of digital watermarking solutions, the effectiveness of our new smart card option to support states with driver license upgrades, future benefits resulting from staff reductions and improvements in internal business processes, the effectiveness of new products and technology, and financial guidance for the fourth quarter of 2006 and the 2006 fiscal year,, as well as other statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-Q for the quarter ended June 30, 2006, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part I, Item 4 thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

###

Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2006	2005
Revenue:
Service	$22,414	$20,519	$22,372	$65,223	$63,584
Product and subscription	4,319	4,388	4,409	13,610	12,329
Total revenue	26,733	24,907	26,781	78,833	75,913

Cost of Revenue:
Service	15,138	15,002	15,253	47,239	44,448
Product and subscription	1,581	1,675	1,790	5,805	5,232
Total cost of revenue	16,719	16,677	17,043	53,044	49,680

Gross Profit:
Service	7,276	5,517	7,119	17,984	19,136
Product and subscription	2,738	2,713	2,619	7,805	7,097
Total gross profit	10,014	8,230	9,738	25,789	26,233

Percentage of gross profit to revenues:
Service	32%	27%	32%	28%	30%
Product and subscription	63%	62%	59%	57%	58%
Percentage of total gross profit to total revenues	37%	33%	36%	33%	35%

Operating expenses:
Sales and marketing	3,440	4,685	4,295	12,664	11,961
Research, development and engineering	2,158	2,994	3,199	8,388	9,535
General and administrative	3,684	4,172	4,852	13,066	15,870
Amortization of intangibles	537	550	1,147	1,660	3,297
Intellectual property	460	481	528	1,372	1,531
Restructuring charges, net	—	547	—	547	—
Total operating expenses	10,279	13,429	14,021	37,697	42,194

Operating income (loss)	(265)	(5,199)	(4,283)	(11,908)	(15,961)

Other income (expense), net	536	308	214	1,201	695
Income (loss) before provision for income taxes	271	(4,891)	(4,069)	(10,707)	(15,266)
Provision for income taxes	(58)	22	(159)	(121)	(299)
Net income (loss)	$213	$(4,869)	$(4,228)	$(10,828)	$(15,565)

Net income (loss) per share - basic	$0.01	$(0.24)	$(0.21)	$(0.52)	$(0.76)
Net income (loss) per share - diluted	$0.01	$(0.24)	$(0.21)	$(0.52)	$(0.76)

Weighted average shares - basic	20,670	20,627	20,497	20,635	20,473
Weighted average shares - diluted	21,470	20,627	20,497	20,635	20,473

Digimarc Corporation

Cost of Revenue

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2006	2005
Cost of Revenue:
Variable	$7,295	$6,454	$6,877	$22,066	$21,008
Fixed field support and manufacturing	6,754	7,595	6,371	23,092	18,908
Program depreciation	2,670	2,628	3,795	7,886	9,764
Total cost of revenue	$16,719	$16,677	$17,043	$53,044	$49,680

Cost of Revenue (as a% of total revenveu):
Variable	28%	26%	26%	28%	27%
Fixed field support and manufacturing	25%	30%	24%	29%	25%
Program depreciation	10%	11%	14%	10%	13%
Total cost of revenue	63%	67%	64%	67%	65%

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$20,251	$23,964
Short-term investments	1,001	739
Total cash, cash equivalents and investments	21,252	24,703
Accounts receivable, net	14,972	15,697
Inventory, net	6,016	7,451
Other current assets	2,063	2,828
Total current assets	44,303	50,679

Restricted cash	9,938	7,279
Property and equipment, net	61,662	64,108
Intangibles, net	15,853	17,164
Other assets, net	908	1,009
Total assets	$132,664	$140,239

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,795	$6,722
Accrued payroll and related costs	4,095	3,731
Deferred revenue	9,155	6,809
Other current liabilities	1,853	2,032
Total current liabilities	19,898	19,294

Other long-term liabilities	1,014	969

Stockholders' equity	111,752	119,976
Total liabilities and stockholders' equity	$132,664	$140,239

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2006	2005

Cash flows from operating activities:
Net loss	$213	$(4,869)	$(4,228)	$(10,828)	$(15,565)
operating activities:
Depreciation and amortization	3,943	3,834	5,424	11,595	13,978
Stock-based compensation expense	707	782	153	2,283	355
Change in allowance for doubtful accounts	(9)	(100)	(82)	(173)	(10)
Other non-cash charges	(213)	(73)	(3)	(286)	(11)
Changes in operating assets and liabilities:
Restricted cash	1,545	(4,703)	1	(2,659)	993
Trade and unbilled accounts receivable, net	(867)	(830)	(723)	898	(1,152)
Inventory, net	333	(506)	(125)	1,435	319
Other current assets	533	(373)	349	765	(830)
Other assets, net	32	36	(50)	101	82
Accounts payable	(2,082)	1,551	(875)	(1,927)	(4,856)
Accrued payroll and related costs	614	580	510	364	1,846
Deferred revenue	1,361	1,829	(223)	2,346	(257)
Other liabilities	85	(107)	173	(236)	497
Net cash provided by (used in) operating activities	6,195	(2,949)	301	3,678	(4,611)
Cash flows from investing activities:
Purchase of property and equipment and capitalized labor costs	(3,533)	(2,638)	(3,680)	(6,940)	(12,639)
Purchase of intangibles	—	(30)	—	(30)	(20)
Sale or maturity of short-term investments	29,637	28,752	41,709	92,350	133,247
Purchase of short-term investments	(29,637)	(28,752)	(39,639)	(92,612)	(114,484)
Net cash provided by (used in) investing activities	(3,533)	(2,668)	(1,610)	(7,232)	6,104
Cash flows from financing activities:
Net proceeds from issuance of common stock	57	259	36	321	211
Principal payments under capital lease obligations	(166)	(168)	(117)	(480)	(351)
Net cash provided by (used in) financing activities	(109)	91	(81)	(159)	(140)
Net increase (decrease) in cash and cash equivalents	$2,553	$(5,526)	$(1,390)	$(3,713)	$1,353

Supplemental disclosure of cash flow information:
Cash paid for interest	$29	$28	$15	$73	$135
Cash paid for income taxes	$23	$111	$35	$134	$139
Supplemental disclosure of cash flow information:
Equipment acquired or exhanged under capital lease obligations	$—	$169	$84	$582	$135
Grant of restricted stock	$—	$149	$—	$1,202	$2,025

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2006	2005

Net income (loss)	$213	$(4,869)	$(4,228)	$(10,828)	$(15,565)
Adjustments:
Interest income, net	(313)	(313)	(247)	(935)	(664)
Provision for taxes	58	(22)	159	121	299
Depreciation and amortization	3,943	3,834	5,424	11,595	13,978
Stock compensation	707	782	153	2,283	355
Adjusted EBITDA	$4,608	$(588)	$1,261	$2,236	$(1,597)

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Projected Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2006	2006	2006	2006
	Actual	Actual	Actual	Forecast	Total
LOW:
Net loss	$(6,172)	$(4,869)	$213	$(200)	$(11,028)
Adjustments:
Interest income, net	(309)	(313)	(313)	(350)	(1,285)
Provision for taxes	85	(22)	58	50	171
Depreciation and amortization	3,818	3,834	3,943	3,923	15,518
Stock compensation	794	782	707	712	2,995
Adjusted EBITDA	$(1,784)	$(588)	$4,608	$4,135	$6,371

HIGH:
Net loss	$(6,172)	$(4,869)	$213	$(1,000)	$(11,828)
Adjustments:
Interest income, net	(309)	(313)	(313)	(350)	(1,285)
Provision for taxes	85	(22)	58	50	171
Depreciation and amortization	3,818	3,834	3,943	3,923	15,518
Stock compensation	794	782	707	712	2,995
Adjusted EBITDA	$(1,784)	$(588)	$4,608	$3,335	$5,571

About Adjusted EBITDA

Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA).  The reconciliation of GAAP and Non-GAAP Financial Measures (i) for the three- and nine-months ended

September 30, 2006 and 2005 and the three months ended June 30, 2006 and (ii) for the Company’s guidance with respect to the 3-month period ending December 31, 2006 and the year ending December 31, 2006 is included in the above tables.  Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements.  Due to the nature of the Company’s government programs business and revenue recognition policies and the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not be indicative of our operating performance from a cash perspective.  Therefore, the Company believes that providing the calculation of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Total Cash

(in thousands)

(Unaudited)

	September 30,	June 30,	March 31,
	2006	2006	2006

Cash:
Cash and cash equivalents	$20,251	$17,698	$23,224
Short-term investments	1,001	1,001	1,001
Restricted cash, current and long-term	9,938	11,483	6,780
Total cash	$31,190	$30,182	$31,005
Less: prior period ending cash	$(30,182)	$(31,005)	$(31,982)
Change in total cash	$1,008	$(823)	$(977)

About Total Cash

Total Cash does not represent cash and cash equivalents as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to disclosure regarding changes in cash and cash equivalents (the most comparable GAAP financial measure to Total Cash as used in this release, which includes cash and cash equivalents, short-term investments and restricted cash).  The reconciliation of GAAP and Non-GAAP Financial Measures as of September 30, 2006, June 30, 2006 and March 31, 2006 is included in the above table.  Management of the Company believes that Total Cash is helpful to investors as an indicator of liquidity and cash position of the Company and its capacity to fund capital expenditures and working capital requirements.  Total Cash is commonly used as a measure of performance and it is used by securities analysts, investors and other parties in evaluating the Company.  The Company believes that providing the calculation of Total Cash will help investors better understand the Company’s liquidity and cash position.